EXHIBIT 23.1
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               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1993 Stock Option Plan of Trimble Navigation Limited of our report dated January 26, 2001 with respect to the consolidated financial statements and schedule of Trimble Navigation Limited included and/or incorporated by reference in its Annual Report Form 10-K for the fiscal year ended December 29, 2000.




/s/ ERNST & YOUNG LLP


Palo Alto, California
July 23, 2001